UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

FOOTHILLS EXPLORATION, INC.

(Name of Registrant As Specified In Charter)

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	1)	Title of each class of securities to which transaction applies:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FOOTHILLS EXPLORATION, INC.

10940 Wilshire Blvd., 23rd Floor, Los Angeles, CA 90024

Tel: (424) 901-6655

To the Holders of Common Stock of Foothills Exploration, Inc.:

This Information Statement is first being mailed on or about September 27, 2019 to the holders of record of the outstanding common stock, $0.0001 par value per share (the “Common Stock”) of Foothills Exploration, Inc., a Delaware corporation (the “Company”), as of the close of business on September 13, 2019 (the “Record Date”), to inform the stockholders of actions already ratified by written consent of the majority stockholders holding 54.38% of the voting equity (the “Majority Stockholders”). Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proposals will not be effective until at least 20 calendar days after the mailing of this Information Statement to our stockholders. Therefore, this Information Statement is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The holders of a majority of our outstanding voting stock ratified by written consent the resolution of the Company’s Board of Directors adopted on September 13, 2019, approving the increase in the number of shares of Common Stock that the Company is authorized to issue from Four Hundred Seventy-Five Million (475,000,000) to Two Billion (2,000,000,000) (the “Increase in Authorized Shares”).

The enclosed information statement contains information pertaining to the aforementioned action acted upon.

Pursuant to rules adopted by the Securities and Exchange Commission, you may access a copy of the information statement at https://www.foothillspetro.com.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider the action described herein. This Information Statement is being furnished to you solely for the purpose of informing shareholders of the action described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO PROXY CARD HAS BEEN ENCLOSED WITH THIS INFORMATION.

This Information Statement will serve as written notice to shareholders of the Company pursuant to Section 228 of the Delaware Code.

By Order of the Board of Directors

September 17, 2019	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF FOOTHILLS EXPLORATION, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

FOOTHILLS EXPLORATION, INC.

10940 Wilshire Blvd., 23rd Floor
Los Angeles, CA 90024

Tel: (424) 901-6655

INFORMATION STATEMENT

(Preliminary)

September 17, 2019

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being sent, pursuant to Section 14C of the Exchange Act, to the holders of record as of September 13, 2019 (the “Record Date”) of common stock, par value $0.0001 per share (the “Common Stock”), of Foothills Exploration, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”), to notify the holders of our Common Stock of the following:

The Majority Stockholders ratified by written consent the resolution of the Company’s Board of Directors adopted on September 13, 2019, in accordance with the Delaware General Corporation Law, approving the Increase in Authorized Shares.

Accordingly, your consent is not required and is not being solicited.

We will commence mailing the notice to the holders of Common Stock and preferred stock on or about September 27, 2019.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN ACTIONS TAKEN BY THE MAJORITY STOCKHOLDERS.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The following table sets forth the names of the Majority Stockholders, the number of shares of Common Stock held by the Majority Stockholders, the total number of votes that the Majority Stockholders voted in favor of the action described herein and the percentage of the issued and outstanding voting equity of the Company that voted in favor thereof.

Name of Majority Stockholder	Number of Shares of Common Stock held	Number of Votes held by Majority Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Bruno P. Allaire	945,333	945,333	945,333	3.445%
Berwin Trading Limited	3,457,519	3,457,519	3,457,519	12.600%
Ouyang Lan Fang	1,503,759	1,503,759	1,503,759	5.480%
Christopher Jarvis	1,231,667	1,231,667	1,231,667	4.488%
Kevin J. Sylla	1,400,000	1,400,000	1,400,000	5.102%
Wilshire Energy Partners, LLC	4,800,752	4,800,752	4,800,752	17.495%
Alex M. Hemb	659,111	659,111	659,111	2.402%
Zhuge Liang, LLC	790,075	790,075	790,075	2.879%
Aaron A. Grunfeld	133,320	133,320	133,320	0.486%
TOTAL	14,921,536	14,921,536	14,921,536	54.38%

This Information Statement contains a brief summary of the material aspects of the action approved by the Majority Stockholders. As of September 13, 2019, the Company had a total of 27,441,134 shares of common stock issued and outstanding.

THE INCREASE IN AUTHORIZED SHARES

The Increase in Authorized Shares will become effective on the date that is twenty (20) calendar days after the mailing of this Information Statement.

We currently expect that such effective date will be on or about October 14, 2019.

The Majority Stockholders ratified the resolution of the Board of Directors of the Company adopted on September 13, 2019, approving the amendment to the Certificate of Incorporation of the Company increasing the Company’s shares of authorized Common Stock from Four Hundred Seventy-Five Million (475,000,000) to Two Billion (2,000,000,000).

The Majority Stockholders believe that it is advisable and in the best interests of the Company and its shareholders to effect the Increase in Authorized Shares in order to provide additional shares that could be issued for raising of additional equity capital or other financing activities, stock dividends or the exercise of stock options and warrants and to provide additional shares that could be issued in an acquisition or other form of business combination and to better position the Company for future trading should a transaction be entered into and completed. The future issuance of additional shares of Common Stock on other than a pro rata basis to existing stockholders will dilute the ownership of the current stockholders, as well as their proportionate voting rights. The Company is also under contractual obligation, pursuant to convertible note agreements with several lenders, to reserve for issuance a greater number of shares than are currently authorized and available.

THERE CAN BE NO ASSURANCE THAT A SUITABLE BUSINESS OPPORTUNITY WILL BE EFFECTED FOLLOWING THE COMPLETION OF THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK.

Attached as Exhibit A and incorporated herein by reference is the text of the Certificate of Amendment to Certificate of Incorporation (the “Amended Certificate”) as approved by the Majority Stockholders. The Increase in Authorized Shares will be effected by filing the Amended Certificate with the Secretary of State of Delaware, which is expected to occur approximately twenty (20) days after the mailing of this Information Statement. The Increase in Authorized Shares will become effective upon such filing.

Effects of Amendment.

The following table summarizes the principal effects of the Increase in the Authorized Shares:

	Pre-Increase	Post-Increase
Common Shares
Issued and Outstanding	27,441,134	27,441,134
Authorized	475,000,000	2,000,000,000

Potential Anti-takeover effects of the increase in authorized shares.

The implementation of the Increase in Authorized Shares will have the effect of increasing the proportion of unissued authorized shares to issued shares. Under certain circumstances this may have an anti-takeover effect. These authorized but unissued shares could be used by the Company to oppose a hostile takeover attempt or to delay or prevent a change of control or changes in or removal of the Board of Directors (the “Board”), including a transaction that may be favored by a majority of our shareholders or in which our shareholders might receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could issue and sell shares of common stock, preferred stock or some combination of both, thereby diluting the stock ownership and voting power of a person seeking to effect a change in the composition of our Board or to propose or complete a tender offer or business combination involving us and potentially strategically placing shares with purchasers who would oppose such a change in the Board or such a transaction.

Although an increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have a potential anti-takeover effect, the proposed amendments to our Certificate of Incorporation is not in response to any effort of which we are aware to accumulate the shares of our Common Stock or obtain control of the Company. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

The Board does not intend to use the consolidation as a part of or a first step in a “going private” transaction pursuant to Rule 13e-3under the Securities Exchange Act of 1934, as amended. Moreover, we are currently not engaged in any negotiations or otherwise have no specific plans to use the additional authorized shares for any acquisition, merger or consolidation.

Dissenters’ Rights.

No dissenters’ or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the proposed amendment to our Certificate of Incorporation to effect the Increase in Authorized Shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 13, 2019, certain information regarding beneficial ownership of our Common Stock (a) by each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock, (b) by each director of the Company, (c) by the named executive officers (determined in accordance with Item 402 of Regulation S-K) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 27,441,134 shares of Common Stock issued and outstanding as of September 13, 2019. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of September 13, 2019.

Name and address	Shares of Common Stock	Percentage of Common Stock
Directors and Officers (1):
Kevin J. Sylla	1,400,000	5.102%
B.P. Allaire	945,333	3.445%
Christopher Jarvis	1,231,667	4.488%
Alex Hemb	659,111	2.402%
All Officers and Directors as a Group (4 persons)	4,236,111	15.437%

5% or Greater Beneficial Owners
Wilshire Energy Partners, LLC (2)	4,800,752	17.495%
Berwin Trading Limited (3)	3,457,519	12.600%
Total Belief Limited (4)	2,083,334	7.592%
Lan Fang Ouyang (5)	1,503,759	5.480%

1.	The address for each of the officers and directors is 10940 Wilshire Blvd., 23rd Floor, Los Angeles, CA 90024.

2.	The address for Wilshire Energy Partners, LLC, is 11111 Santa Monica Blvd, Suite 1700, Los Angeles. CA 90025.

3.	The address for Berwin Trading Limited is Flat B, 28/F, Block 9, Larvotto, 8 Praya Road, Ap Lei Chau, Hong Kong.

4.	The address for Total Belief Limited is Room 1402, 14/F, New World Tower I, 16-18 Queen’s Road Central, Hong Kong.

5.	The address for Lan Fang Ouyang is Room 607, Yin Zuo Ge, Xu Fei Hua Da, Yaun, 2057 Cui Zhu Road, Luo Hu, Shenzhen, Guangdong 51800, China.

Applicable percentage ownership in the preceding table is based on approximately 27,441,134 shares of Common Stock issued and outstanding as of September 13, 2019, plus, for each individual, any securities that individual has the right to acquire within 60 days of September 13, 2019. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. The number of shares shown as beneficially owned in the tables below are calculated pursuant to Rule 13d-3(d)(1) of the Exchange Act. Under Rule 13d-3(d)(1), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Foothills Exploration, Inc., 10940 Wilshire Blvd., 23rd Floor, Los Angeles, CA 90024.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements concerning the effects of the Shareholder Approval and statements using terminology such as “expects,” “should,” “would,” “could,” “intends,” “plans,” “anticipates,” “believes,” “projects” and “potential.” Such statements reflect the current view of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements.

In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. You should carefully review the risks listed, as well as any cautionary language, in this Information Statement and the risk factors detailed under “Risk Factors” in the documents incorporated by reference in this Information Statement, which provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Washington, DC 20549. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

A copy of any public filing is also available, at no cost, by writing to Foothills Exploration, Inc., 10940 Wilshire Blvd., 23rd Floor, Los Angeles, CA 90024. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

September 17, 2019	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer

Exhibit A

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

FOOTHILLS EXPLORATION, INC.

FOOTHILLS EXPLORATION, INC., a corporation organized and existing under the laws of the State of Delaware, herby certifies as follows:

FIRST: The name of this corporation is Foothills Exploration, Inc. (the “Company”).

SECOND: The date on which the Company’s Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware is May 13, 2010.

THIRD: The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Certificate of Incorporation, as heretofore amended (the “Certificate of Incorporation”), by restating Article 3.1 in its entirety:

(i)	“Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 2,025,000,000 shares, consisting of 2,000,000,000 shares of common stock, $0.0001 par value, and 25,000,000 shares of preferred stock, $0.0001 par value. The number of authorized shares of any class, classes or series of a class of stock may be increased or decreased (but not below the number of shares thereof then outstanding or required for conversion) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, irrespective of Del. Code Ann. Tit. 8, Section 242(b)(2) and without a separate vote of the holders of any particular class or series unless otherwise provided in a Preferred Stock Designation (as herein defined). The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its common stock if at any time the number of shares of common stock remaining unissued and available for issuance shall not be sufficient to permit conversion, if applicable, of the preferred stock.

FOURTH: The foregoing amendment was submitted to the stockholders of the Company for their approval, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and shall be effective as of 5:00 p.m., Eastern time, on September 13, 2019.

IN WITNESS WHEREOF, FOOTHILLS EXPLORATION, INC. has caused this Certificate of Amendment to be signed by its Chief Executive Officer this ____ day of ________________, 2019.

FOOTHILLS EXPLORATION, INC.

By:	/s/ B. P. Allaire
B. P. Allaire
Chief Executive Officer

[CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF FOOTHILLS EXPLORATION, INC.]